Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Kim Khalvati
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Third Quarter 2008 Results

and the Amendment of Its $300 Million Unsecured Revolving Line of Credit Facility

Q3 2008 Net Revenues Decrease 16.0% to $752.1 Million

San Francisco, CA, December 4, 2008 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13-week third quarter of fiscal year 2008 ended November 2, 2008 (“Q3 2008”). The Company also announced the successful amendment of its $300 million unsecured revolving line of credit facility and its $165 million commercial letter of credit reimbursement facility, as detailed in the Company’s Form 8-K filed today with the SEC.

Q3 2008 RESULTS

Net revenues for Q3 2008 decreased 16.0% to $752.1 million versus $895.1 million for the 13-week third quarter of fiscal year 2007 ended October 28, 2007 (“Q3 2007”).

Diluted earnings/loss per share (“EPS”) for Q3 2008 decreased by $0.35 per diluted share to <$0.10> versus $0.25 per diluted share in Q3 2007.

Howard Lester, Chairman and Chief Executive Officer, commented, “As we discussed in our October 29, 2008 press release, year-over-year sales across all brands and channels declined progressively throughout the third quarter. While the Pottery Barn brands were the most affected, all brands were impacted at varying levels. To put this in perspective, company-wide comparable store sales declined from negative 14.0% in August to negative 20.1% in September to negative 27.6% in October.”

“As we look forward to the balance of the year, it continues to be extremely difficult to project how the erratic changes in the macro environment are going to affect peak holiday spending. Therefore, consistent with the guidance we provided on October 29th, we are assuming that the year-over-year revenue declines we saw in October and November are going to continue into December and January. As such, we are reiterating our net revenue guidance for the fourth quarter in the range of $940 million to $1.00 billion – a decline of 27% to 32% – and EPS in the range of $0.10 to $0.30 per share. For fiscal year 2008, we are projecting net revenue guidance in the range of $3.29 billion to $3.35 billion – a decline of 15% to 17% – and fiscal year 2008 EPS guidance in the range of $0.27 to $0.47 per share.”

Mr. Lester continued, “Consistent with our outlook for the fourth quarter, we are also projecting that the trends we are seeing today will continue into 2009. As such, we are continuing to target further reductions in inventory receipts, catalog circulation, retail leased square footage and capital spending. Accordingly, in 2009, we are now projecting the following: a reduction in year-end merchandise inventories in the range of 7% to 10%; catalog circulation reductions in the range of 15% to 20%; retail leased square footage growth of approximately 3%; and capital spending in the range of $95 to $105 million. Additionally, we have successfully amended our $300 million unsecured revolving line of credit facility as a proactive response to the significant changes in the macro environment and the associated impact on our business. All of these actions will allow us to maintain our financial flexibility, while at the same time focus on those strategic objectives that will enhance our competitive positioning when these macro headwinds subside.”

Retail net revenues in Q3 2008 decreased 14.1% to $424.4 million versus $494.3 million in Q3 2007. This decrease was driven by a 21.4% reduction in comparable store sales, partially offset by an 8.3% year-over-year increase in retail leased square footage, including 29 net new stores. Net revenues decreased in the Pottery Barn, Pottery Barn Kids, Williams-Sonoma, and Williams-Sonoma Home brands, partially offset by an increase in the West Elm brand. Third quarter year-over-year comparable store sales by retail concept are shown in the table below.

Third Quarter Comparable Store* Sales Growth by Retail Concept

Retail Concept	Q3 2008	Q3 2007
Williams-Sonoma	<11.4%>	0.3%
Pottery Barn	<27.6%>	0.3%
Pottery Barn Kids	<20.0%>	4.5%
Outlets	<26.1%>	2.0%
Total	<21.4%>	1.1%

*See the company’s 10-K and 10-Q public filings for a definition of comparable stores.

Direct-to-customer net revenues (comprised of both catalog and Internet revenues) in Q3 2008 decreased 18.3% to $327.7 million versus $400.9 million in Q3 2007. This decrease was primarily driven by declining net revenues in the Pottery Barn and Pottery Barn Kids brands. All brands, however, had declining net revenues during the quarter. Internet revenues in Q3 2008 decreased 7.1% to $247.5 million versus $266.3 million in Q3 2007.

Gross margin expressed as a percentage of net revenues in Q3 2008 was 32.0% versus 38.2% of net revenues in Q3 2007. This 620 basis point decrease as a percentage of net revenues was driven by the deleverage of fixed occupancy expenses primarily due to declining sales, an increase in cost of merchandise (including the impact of increased markdowns), and an increase in inventory related reserves, partially offset by favorable replacement and damages expense.

Selling, general and administrative (“SG&A”) expenses in Q3 2008 were $259.9 million or 34.6% of net revenues versus $297.2 million or 33.2% of net revenues in Q3 2007. This 140 basis point increase as a percentage of net revenues was primarily driven by an approximate $12.3 million, or $0.07 per diluted share, asset impairment charge associated with four underperforming retail stores and the deleverage of our total advertising and employment costs primarily due to declining sales, partially offset by reductions in other general expenses. Employment expense included an approximate $11.0 million, or $0.06 per diluted share, benefit associated with the reversal of performance-based stock compensation expense, as discussed in the Company’s Form 8-K filed with the SEC on October 29, 2008.

FISCAL 2008 YEAR-TO-DATE RESULTS

Net revenues for the 39 weeks ended November 2, 2008 (“Q3 YTD 2008”) decreased 8.4% to $2.353 billion versus $2.571 billion for the 39 weeks ended October 28, 2007 (“Q3 YTD 2007”). Year-to-date comparable store sales by retail concept are shown in the table below.

Year-to-Date Comparable Store* Sales Growth by Retail Concept

Retail Concept	Q3 YTD 2008	Q3 YTD 2007
Williams-Sonoma	<6.9%>	0.3%
Pottery Barn	<18.4%>	0.3%
Pottery Barn Kids	<15.1%>	<1.1%>
Outlets	<17.3%>	6.5%
Total	<14.2%>	0.5%

* See the company’s 10-K and 10-Q public filings for a definition of comparable stores.

Diluted EPS for Q3 YTD 2008, including the $0.14 per diluted share impact from the benefit of unusual business events (see Note 3 in Exhibit 1), decreased 73.4% to $0.17 per diluted share versus $0.64 per diluted share for Q3 YTD 2007. Excluding the $0.14 per diluted share impact from the benefit of unusual business events, diluted EPS on a non-GAAP basis for Q3 YTD 2008 decreased 95.3% to $0.03 per diluted share (see reconciliation below).

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 1 through 3)

	Q3 YTD 2008	Q3 YTD 2007	% YOY Increase/ <Decrease>
GAAP Diluted EPS	$0.17	$0.64	<73.4%>
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-
Gain on Sale of Corporate Aircraft (Note 2)	<$0.09>	-	-
Subtotal of Unusual Business Events	<$0.14>	-	-
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.03	$0.64	<95.3%>

FOURTH QUARTER 2008 FINANCIAL GUIDANCE (13 WEEKS in 2008 versus 14 WEEKS in 2007)

The fourth quarter of 2008 (“Q4 2008”) is a 13-week quarter ending February 1, 2009 versus the fourth quarter of 2007 (“Q4 2007”) which was a 14-week quarter ending February 3, 2008. The financial impact of the additional week in Q4 2007 has been estimated at approximately $70 million in net revenues, or earnings of $0.05 per diluted share.

•	Net Revenues

❑

Net revenues in Q4 2008 are projected to be in the range of $940 million to $1.000 billion, unchanged from our revised guidance provided on October 29th. This represents a projected decrease in net revenues of <32%> to <27%> versus $1.374 billion in Q4 2007. On a comparable 13-week to 13-week basis, this represents a projected decrease of <27%>
to <23%>.

❑

Retail net revenues in Q4 2008 are projected to be in the range of $614 to $645 million, unchanged from our revised guidance provided on October 29th. This represents a projected decrease in retail net revenues of <27%> to <24%> versus $847 million in Q4 2007. On a comparable 13-week to 13-week basis, this represents a projected decrease of <24%>
to <20%>.

❑

Change in comparable store sales in Q4 2008 is projected to be in the range of <28.0%> to <24.0%>, unchanged from our revised guidance provided on October 29th. This compares to comparable store sales growth in Q4 2007 of <0.1%>.

❑	Retail leased and selling square footage in Q4 2008 are projected to increase in the range of 7.0% to 7.5%, versus 5.3% and 5.5%, respectively, in Q4 2007.

❑

Direct-to-customer net revenues in Q4 2008 are projected to be in the range of $326 to $355 million, unchanged from our revised guidance provided on October 29 th. This represents a projected decrease in direct-to-customer net revenues of <38%> to <33%> versus $528 million in Q4 2007. On a comparable 13-week to 13-week basis, this represents a projected decrease of <34%> to <28%>.

•	Gross Margin

❑

Gross margin as a percentage of net revenues in Q4 2008 is expected to be in the range of 34.2% to 35.9%. This represents a projected decrease in the gross margin rate of 570 to 740 basis points versus 41.6% in Q4 2007.

•	Selling, General and Administrative Expenses

❑

SG&A expenses as a percentage of net revenues in Q4 2008 are expected to be in the range of 30.9% to 32.4%. This represents a projected increase in the SG&A expense rate of 360 to 510 basis points versus 27.3% in Q4 2007.

•	Interest <Income> Expense - Net

❑

Interest <Income> Expense - Net in Q4 2008 is projected to be in the range of interest expense of $0.5 million to interest income of $0.5 million. This compares to interest income of $0.7 million in Q4 2007.

•	Income Taxes

❑

The income tax rate in Q4 2008 is projected to be in the range of 37.9% to 38.4%. This compares to an income tax rate of 37.1% in Q4 2007. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings Per Share

❑

Diluted EPS on a GAAP basis in Q4 2008 are expected to be in the range of $0.10 to $0.30, unchanged from our revised guidance provided on October 29th. This represents a projected decrease in diluted EPS of <91%> to <74%> versus $1.15 in Q4 2007.

•	Merchandise Inventories

❑

Merchandise inventories at the end of Q4 2008 are projected to be in the range of $624 to $659 million, versus our revised guidance provided on October 29th of $659 to $680 million. This represents a projected decrease in merchandise inventories of <10%> to <5%> versus $694 million at the end of Q4 2007.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in Q4 2008 is projected to be approximately $38 million. This compares to depreciation and amortization expense of $38 million in Q4 2007.

•	Amortization of Deferred Lease Incentives (“DLI”)

❑	Amortization of DLI in Q4 2008 is projected to be approximately $8 million. This compares to amortization of DLI of $8 million in Q4 2007.

FISCAL YEAR 2008 FINANCIAL GUIDANCE (52 WEEKS in 2008 versus 53 WEEKS in 2007)

Fiscal year 2008 (“FY 2008”) is a 52-week year ending February 1, 2009 versus fiscal year 2007 (“FY 2007”) which was a 53-week year ending February 3, 2008. The financial impact of the additional week in FY 2007 has been estimated at approximately $70 million in net revenues, or earnings of $0.05 per diluted share.

•	Net Revenues

❑

Net revenues in FY 2008 are projected to be in the range of $3.294 to $3.354 billion, versus our revised guidance provided on October 29th of $3.274 to $3.344 billion. This represents a projected decrease in net revenues of <17%> to <15%> versus $3.945 billion during FY 2007. On a comparable 52-week to 52-week basis, this represents a projected decrease of <15%> to <13%>.

❑

Retail net revenues in FY 2008 are projected to be in the range of $1.935 to $1.966 billion, versus our revised guidance provided on October 29th of $1.929 to $1.965 billion. This represents a projected decrease in retail net revenues of <15%> to <14%> versus $2.281 billion during FY 2007. On a comparable 52-week to 52-week basis, this represents a projected decrease of <14%> to <13%>.

❑

Change in comparable store sales in FY 2008 is projected to be in the range of <19.3%> to <17.7%>, unchanged from our revised guidance provided on October 29th. This compares to comparable store sales growth of 0.3% in FY 2007.

❑

Retail leased and selling square footage in FY 2008 are projected to increase in the range of 7.0% to 7.5%. This compares to retail leased and selling square footage growth of 5.3% and 5.5%, respectively, in FY 2007.

Store Opening and Closing Guidance by Retail Concept

	Q4 2007 Actual	Q1 and Q2 2008 Actual			Q3 2008 Actual			Q4 2008 Guidance			FY 2008 Guidance
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	256	13	<9>	260	10	<6>	264	0	0	264	23	<15>*
Pottery Barn	198	8	<6>	200	4	0	204	2	<2>	204	14	<8>*
Pottery Barn Kids	94	1	0	95	0	<1>	94	2	<1>	95	3	<2>*
West Elm	27	5	0	32	4	0	36	1	0	37	10	0
Williams-Sonoma Home	9	0	0	9	1	0	10	0	0	10	1	0
Outlets	16	1	0	17	1	0	18	0	0	18	2	0
Total	600	28	<15>	613	20	<7>	626	5	<3>	628	53	<25>

*	FY 2008 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 15 stores, 4 stores and 2 stores, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

❑

Direct-to-customer net revenues in FY 2008 are projected to be in the range of $1.359 to $1.388 billion, versus our revised guidance provided on October 29 th of $1.345 to $1.379 billion. This represents a projected decrease in direct-to-customer net revenues of <18%> to <17%> versus $1.664 billion during FY 2007. On a comparable 52-week to 52-week basis, this represents a projected decrease of <16%> to <14%>.

❑

Catalog circulation in FY 2008 is projected to decrease in the range of <20%> to <19%> compared to FY 2007. On a comparable 52-week to 52-week basis, this represents a projected decrease of <16%> to <15%>. Catalog circulation in the 53-week FY 2007 increased 3.7% versus the 52-week FY 2006.

Quarterly Net Revenue Guidance by Operating Segment

(All Amounts in Millions, Except Percentages)

	Q1 2008 Actual	Q2 2008 Actual	Q3 2008 Actual	Q4 2008 Guidance	FY 2008 Guidance
Retail Net Revenues	$434	$463	$424	$614 - $645	$1,935 - $1,966
Direct-to-Customer Net Revenues	$348	$357	$328	$326 - $355	$1,359 - $1,388
Total Net Revenues	$782	$820	$752	$940 - $1,000	$3,294 - $3,354
Comparable Store Sales	<9.0%>	<11.7%>	<21.4%>	<28.0%> - <24.0%>	<19.3%> - <17.7%>

•	Gross Margin

❑

Gross margin as a percentage of net revenues in FY 2008 is expected to be in the range of 33.9% to 34.4%. This represents a projected decrease in the gross margin rate of 450 to 500 basis points, versus 38.9% in FY 2007.

•	Selling, General and Administrative Expenses

❑

SG&A expenses on a GAAP basis as a percentage of net revenues in FY 2008, including the benefit from the unusual business events shown in Notes 1 and 2 in Exhibit 1, are expected to be in the range of 32.2% to 32.7%. This represents a projected increase in the SG&A expense rate of 120 to 170 basis points, versus 31.0% in FY 2007.

❑

SG&A expenses on a non-GAAP basis as a percentage of net revenues in FY 2008, excluding the approximate 80 basis point benefit from the unusual business events shown in Notes 1 and 2 in Exhibit 1, are expected to be in the range of 33.0% to 33.5%. This represents a projected increase in the SG&A expense rate of 200 to 250 basis points, versus 31.0% in FY 2007.

•	Interest <Income> Expense - Net

❑

Interest <Income> Expense - Net in FY 2008 is projected to be in the range of interest expense of $0.5 million to interest income of $0.5 million. This compares to net interest income of $2.9 million in FY 2007.

•	Income Taxes

❑

The income tax rate in FY 2008 is projected to be in the range of 31.3% to 31.7%. This compares to an income tax rate of 38.1% in FY 2007. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings Per Share

❑

Diluted EPS on a GAAP basis in FY 2008 are expected to be in the range of $0.27 to $0.47, versus our revised guidance provided on October 29th of $0.25 to $0.47. This represents a projected decrease in diluted EPS of <85%> to <73%> versus $1.76 in FY 2007. Quarterly diluted EPS projections on a GAAP and non-GAAP basis are shown in Exhibit 1.

Quarterly Diluted EPS Projections

Quarter	FY 2008 Actual/Guidance	FY 2007 Actual*	YOY % Increase/<Decrease>
Q1	$0.10	$0.16	<37.5%>
Q2	$0.17	$0.23	<26.1%>
Q3	<$0.10>	$0.25	<140.0%>
Q4	$0.10 to $0.30	$1.15	<91%> to <74%>
Fiscal Year	$0.27 to $0.47	$1.76	<85%> to <73%>

*	Due to rounding and the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, the FY 2007 calculation of diluted EPS is approximately $0.03 less than the sum of the diluted EPS by quarter.

•	Capital Spending

❑

Capital spending in FY 2008 is projected to be in the range of $190 to $200 million, unchanged from our revised guidance provided on October 29th. This compares to capital spending of $212 million in FY 2007.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in FY 2008 is projected to be approximately $149 million. This compares to depreciation and amortization expense of $141 million in FY 2007.

•	Amortization of Deferred Lease Incentives

❑	Amortization of DLI in FY 2008 is projected to be approximately $32 million. This compares to amortization of DLI of $29 million in FY 2007.

STOCK REPURCHASE PROGRAM

On December 2, 2008, the Company’s Board of Directors terminated the $150 million share repurchase program that it had authorized in January 2008 in response to current economic conditions and the Company’s belief that in these times it is strategically important to maintain a strong financial position and greater cash reserves. The Company has repurchased no shares of its common stock during fiscal 2008 under the previously authorized program.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, December 4, 2008, at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP selling, general and administrative percentages and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude the benefit of the early lease termination payment and the gain on our sale of a corporate aircraft in FY 2008. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 2008 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 2007 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, a reduction in catalog circulation in 2009, a reduction in retail leased square footage growth in 2009, a reduction in capital spending in 2009, and a continued reduction in inventory levels in 2009.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q3 2008; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 626 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	November 2, 2008	February 3, 2008	October 28, 2007
Assets
Current assets
Cash and cash equivalents	$22,994	$118,950	$16,285
Accounts receivable	47,113	48,052	58,199
Merchandise inventories, net	694,597	693,661	769,727
Prepaid catalog expenses	53,880	54,907	75,650
Prepaid expenses	50,904	32,276	34,266
Deferred income taxes	91,564	91,843	71,111
Other assets	9,106	10,086	7,601

Total current assets	970,158	1,049,775	1,032,839
Property and equipment - net	976,307	981,075	973,997
Non-current deferred income taxes	42,858	44,997	33,231
Other assets	16,796	18,007	17,805

Total assets	$2,006,119	$2,093,854	$2,057,872

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$232,669	$197,561	$241,901
Accrued salaries, benefits and other	82,086	95,383	90,850
Customer deposits	190,996	201,743	199,508
Income taxes payable	3,305	83,984	3,099
Current portion of long-term debt	14,568	14,734	15,769
Borrowings under line of credit	-	-	70,000
Other liabilities	12,762	18,129	24,330

Total current liabilities	536,386	611,534	645,457
Deferred rent and lease incentives	267,454	247,836	247,757
Long-term debt	10,050	11,238	11,468
Other long-term obligations	47,095	57,523	60,707

Total liabilities	860,985	928,131	965,389
Shareholders’ equity	1,145,134	1,165,723	1,092,483

Total liabilities and shareholders’ equity	$2,006,119	$2,093,854	$2,057,872

	Store Count					Average Leased Square Footage Per Store
Retail Concept	August 3, 2008	Openings	Closings	November 2, 2008	October 28, 2007	November 2, 2008	October 28, 2007
Williams-Sonoma	260	10	(6)	264	255	6,300	6,100
Pottery Barn	200	4	-	204	196	12,800	12,300
Pottery Barn Kids	95	-	(1)	94	94	7,900	7,900
West Elm	32	4	-	36	27	17,100	18,200
Williams-Sonoma Home	9	1	-	10	9	13,300	14,300
Outlets	17	1	-	18	16	20,600	20,500

Total	613	20	(7)	626	597	9,800	9,500

	Total Store Square Footage
	August 3, 2008			November 2, 2008	October 28, 2007
Total store selling square footage	3,713,000			3,811,000	3,529,000
Total store leased square footage	5,959,000			6,118,000	5,647,000

WILLIAMS-SONOMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED NOVEMBER 2, 2008 AND OCTOBER 28, 2007

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2008		2007
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$424,392	56.4%	$494,282	55.2%
Direct-to-customer revenues	327,660	43.6	400,850	44.8

Net revenues	752,052	100.0	895,132	100.0

Total cost of goods sold	511,572	68.0	553,051	61.8

Gross margin	240,480	32.0	342,081	38.2
Selling, general and administrative expenses	259,858	34.6	297,212	33.2

Earnings (loss) from operations	(19,378)	2.6	44,869	5.0
Interest expense - net	158	-	190	-

Earnings (loss) before income taxes	(19,536)	2.6	44,679	5.0
Income tax expense (benefit)	(8,538)	1.1	17,602	2.0

Net earnings (loss)	$(10,998)	1.5%	$27,077	3.0%

Earnings (loss) per share:
Basic	$(0.10)		$0.25
Diluted	$(0.10)		$0.25
Shares used in calculation of earnings/loss per share:
Basic	105,635		108,308
Diluted	105,635		110,389

WILLIAMS-SONOMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 2, 2008 AND OCTOBER 28, 2007

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2008		2007
	(39 Weeks)		(39 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$1,321,182	56.1%	$1,434,634	55.8%
Direct-to-customer revenues	1,032,275	43.9	1,135,945	44.2

Net revenues	2,353,457	100.0	2,570,579	100.0

Total cost of goods sold	1,557,911	66.2	1,606,433	62.5

Gross margin	795,546	33.8	964,146	37.5
Selling, general and administrative expenses	772,618	32.8	847,967	33.0

Earnings from operations	22,928	1.0	116,179	4.5
Interest expense (income) - net	169	-	(2,275)	0.1

Earnings before income taxes	22,759	1.0	118,454	4.6
Income tax expense	4,926	0.2	47,261	1.8

Net earnings	$17,833	0.8%	$71,193	2.8%

Earnings per share:
Basic	$0.17		$0.65
Diluted	$0.17		$0.64
Shares used in calculation of earnings per share:
Basic	105,501		109,743
Diluted	107,016		111,962

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (PRELIMINARY AND UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 2, 2008 AND OCTOBER 28, 2007

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2008	2007
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings	$17,833	$71,193
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	110,688	102,645
Loss on disposal/impairment of assets	17,762	3,731
Gain on sale of asset	(16,115)	-
Amortization of deferred lease incentives	(23,719)	(21,364)
Deferred income taxes	1,418	(836)
Tax benefit from exercise of stock-based compensation	1,194	2,972
Stock-based compensation expense	6,031	18,829
Other	(416)	-
Changes in:
Accounts receivable	(5)	(7,910)
Merchandise inventories	(3,017)	(157,080)
Prepaid catalog expenses	1,027	(16,040)
Prepaid expenses and other assets	(17,518)	(6,509)
Accounts payable	33,951	8,295
Accrued salaries, benefits and other current and long term liabilities	(28,905)	13,361
Customer deposits	(9,933)	11,083
Deferred rent and lease incentives	44,705	29,311
Income taxes payable	(80,661)	(89,828)

Net cash provided by (used in) operating activities	54,320	(38,147)

Cash flows from investing activities:
Purchases of property and equipment	(158,180)	(159,149)
Proceeds from sale/disposal of assets	46,787	285
Proceeds from software developer reimbursement	-	14,118
Proceeds from insurance reimbursement	632	-
Other	(213)	(429)

Net cash used in investing activities	(110,974)	(145,175)

Cash flows from financing activities:
Net borrowings under line of credit	-	70,000
Repayments of long-term obligations	(1,354)	(1,438)
Net proceeds from exercise of stock options	461	27,405
Excess tax benefit from exercise of stock-based compensation	1,032	4,926
Payment of dividends	(37,740)	(36,454)
Repurchase of common stock	-	(142,744)

Net cash used in financing activities	(37,601)	(78,305)

Effect of exchange rates on cash and cash equivalents	(1,701)	2,483
Net decrease in cash and cash equivalents	(95,956)	(259,144)
Cash and cash equivalents at beginning of period	118,950	275,429

Cash and cash equivalents at end of period	$22,994	$16,285

Exhibit 1

Reconciliation of 2008 GAAP to Non-GAAP Diluted Earnings/Loss Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 2008 Actual (13 Weeks)	Q2 2008 Actual (13 Weeks)	Q3 2008 Actual (13 Weeks)	Q4 2008 Guidance (13 Weeks)	FY 2008 Weighted Share Effect	FY 2008 Guidance (52 Weeks)
2008 GAAP Diluted EPS	$0.10	$0.17	<$0.10>	$0.10 -$0.30	-	$0.27 -$0.47
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-	-	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 2)	-	<$0.09>	-	-	-	<$0.09>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.05	$0.08	<$0.10>	$0.10 -$0.30	-	$0.13 -$0.33

	Q1 2007 Actual (13 Weeks)	Q2 2007 Actual (13 Weeks)	Q3 2007 Actual (13 Weeks)	Q4 2007 Actual (14 Weeks)	FY 2007 Weighted Share Effect*	FY 2007 Actual* (53 Weeks)
2007 GAAP Diluted EPS	$0.16	$0.23	$0.25	$1.15	<$0.03>	$1.76

	Q1 2008 Actual	Q2 2008 Actual	Q3 2008 Actual	Q4 2008 Guidance	Weighted Share Effect	FY 2008 Guidance
2008 % Increase / <Decrease> in GAAP Diluted EPS	<37.5%>	<26.1%>	<140.0%>	<91%> -<74%>	N/M	<85%> -<73%>
2008 % Increase / <Decrease> in Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	<68.8%>	<65.2%>	<140.0%>	<91%> -<74%>	N/M	<93%> -<81%>

* Due to the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, and the effect of rounding to the nearest cent per diluted share for the quarterly and year-to-date diluted EPS calculations, the year-to-date calculation of GAAP diluted EPS in fiscal year 2007 is less than the sum of the diluted EPS by quarter.

Note 1:	Early Lease Termination Payment – During the first quarter of 2008, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration, which resulted in a net benefit to first quarter earnings of approximately $0.05 per diluted share.

Note 2:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to a third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A Expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, 2008 Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 2008 diluted EPS actual results and guidance on a comparable basis with our 2007 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.